EXHIBIT 99.1
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NEWS FOR IMMEDIATE RELEASE                        CONTACT:  BRIEN M. CHASE, CFO
JUNE 4, 2004                                                304-525-1600


                         PREMIER FINANCIAL BANCORP, INC.
                        CONTINUES TO DEFER DISTRIBUTIONS
                          OF TRUST PREFERRED SECURITIES

         PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with seven bank subsidiaries today announced that it is continuing to exercise its right to defer the regularly scheduled quarterly distribution on its 9.75% Trust Preferred Securities (NASDAQ/NMS-PFBIP) including the distribution scheduled for June 30, 2004.

         The decision to continue the deferral was based on management's desire to continue to hold available funds as part of its recapitalization plan for its subsidiary, Farmers Deposit Bank (the "Bank"). As previously disclosed, the Bank is under a Cease & Desist Order due to significant loan loss provisions at the Bank. In accordance with the order, Premier contributed additional capital to Farmers to ensure a 5.00% Tier I Leverage Ratio at December 31, 2003. Premier has also developed a written capital restoration plan in conjunction with the FDIC that incrementally increases the Bank's Tier I Leverage Ratio to 5.50% at March 31, 2004; 6.00% at June 30, 2004; 7.00% at September 30, 2004 and 8.00% at
December 31, 2004. At March 31, 2004, the Bank's Tier I Leverage Ratio was
6.18%.

         Beginning with the December 31, 2002 distribution, Premier has exercised its right to defer the payment of interest on its 9.75% Junior Subordinated Deferrable Interest Debentures ("Subordinated Debentures") related to the Trust Preferred Securities for an indefinite period (which can be no longer than 20 consecutive quarterly periods). Any deferred distributions begin to accrue interest at an annual rate of 9.75% from their regularly scheduled payment date which will be paid when the deferred distributions are ultimately paid. Under a previously disclosed Written Agreement entered into with the Federal Reserve Bank of Cleveland (FRB) on January 29, 2003, Premier is required to request approval for the payment of quarterly distributions and any accumulated deferrals due on the Trust Preferred Securities. Management of Premier does not expect to resume payments on the Subordinated Debentures or the Trust Preferred until the Federal Reserve Bank of Cleveland determines that Premier has achieved adequate and sustained levels of profitability to support such payments and approves such payments.

         The Trust Preferred Securities have a cumulative provision. Therefore, in accordance with generally accepted accounting principles, Premier intends to continue to accrue the monthly cost of the Trust Preferred Securities as it has since issuance. Premier's management also intends to seek approval of the Federal Reserve Bank of Cleveland for payment of the regularly scheduled quarterly distributions on the Trust Preferred Securities and any accumulated deferrals at a time when it feels Premier has met the profitability desired by the FRB.

         As part of its on-going strategy to meet the FRB written agreement objectives, on February 13, 2004, Premier announced the signing of a definitive agreement to sell its subsidiary Citizens Bank (Kentucky), Inc. in Georgetown, Kentucky in a cash transaction valued at $14,500,000. Robert Walker, President and CEO of Premier commenting on the sale said, "The decision to sell an affiliate was a strategic one for Premier. The transaction will more than restore the cash reserves used by Premier in 2003 to recapitalize Farmers Deposit Bank; will reduce the company's total assets while increasing its total capital thus strengthening Premier's balance sheet and will generate taxable income to be used as an offset to Premier's tax loss carryforward.

         Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.